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                                                                                                              EXHIBIT 12


                                                       MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                                                        MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                                         COMPUTATION OF RATIOS OF EARNINGS TO
                                           COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS (UNAUDITED)
                                                                  (dollars in thousands)



                                   FOR THE YEAR ENDED                 FOR THE YEAR ENDED                 FOR THE YEAR ENDED
                                    DECEMBER 28, 2007                  DECEMBER 29, 2006                  DECEMBER 30, 2005
                           ---------------------------------  ---------------------------------  ----------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED        PREFERRED       PREFERRED
                           CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV, L.P.
                           ----------------- ---------------  ----------------- ---------------  ----------------- ----------------


Earnings                       $ 29,361           $ 34,432        $ 29,361           $ 34,424         $ 29,361            $ 34,340
                               ========           ========        ========           ========         ========            ========


Fixed charges                  $      -           $      -        $      -           $      -         $      -            $      -

Preferred securities
 distribution
 requirements                    28,480             29,361          28,480             29,361           28,480              29,361
                               --------           --------        --------           --------         --------            --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 28,480           $ 29,361          28,480           $ 29,361         $ 28,480            $ 29,361
                               ========           ========        ========           ========         ========            ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17             1.03                1.17


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